UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2010

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

The terms of YRC Worldwide Inc.’s (the “Company”) previously disclosed debt-for-equity exchange completed on December 31, 2009 (the “Exchange”) required that a director resign in connection with the International Brotherhood of Teamsters’ (the “Teamsters”) nomination of a single director pursuant to the Amended and Restated Memorandum of Understanding on the Job Security Plan dated July 9, 2009 between the Teamsters and certain of the Company’s subsidiaries (the “MOU”). Accordingly, Carl W. Vogt resigned from the Board of Directors of the Company (the “Board”) effective June 29, 2010 after the Company’s 2010 annual meeting of stockholders. The Board has appointed William L. Trubeck to the Compensation Committee of the Board to replace Mr. Vogt.

Election of Director

Effective June 29, 2010, the Board elected Teresa Ghilarducci to fill the vacancy left by the resignation of Mr. Vogt. Pursuant to the terms of the MOU, Ms. Ghilarducci was selected by the Teamsters and approved by the Board. Ms. Ghilarducci is a Professor in Economic Policy Analysis and the Director of the Schwartz Center for Economic Policy Analysis at The New School for Social Research. Ms. Ghilarducci also serves as a trustee of various health and pension funds.

Ms. Ghilarducci’s experience with pension finance, as well as her service as trustee of various health and pension funds, will allow her to provide the Board with important insight into pension and other financial matters facing the Company. The Board has appointed Ms. Ghilarducci as the sole member to a newly created Pension and Benefit Strategy Committee, which will advise the Board on strategic issues related to pension and benefits provided by the Company to its employees.

Ms. Ghilarducci will participate in the Company’s Director Compensation Plan (the “Director Plan”), a copy of which was previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and is incorporated herein by reference. Pursuant to the Director Plan, Ms. Ghilarducci will receive:

•

an annual board retainer of $45,000 and an annual retainer of $4,500 for chair of the Pension Benefits and Strategy Committee, which retainers have been reduced by 10% from $50,000 and $5,000, respectively, in conjunction with the 10% reduction in employee wages and salaries in January 2009;

•

an annual grant of restricted share units valued at $77,500 (using the reported closing price of the Company’s common stock on the NASDAQ Stock Market on the date of grant); the restricted share units will vest in one-third increments on each of the first, second and third anniversaries of the grant date and will be evidenced by the Company’s standard form of director share unit agreement, a copy of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 25, 2005 and is incorporated herein by reference; and

•	cash fees for each Board and Board committee meeting that she attends.

The Company and Ms. Ghilarducci also will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on March 15, 2007 and is incorporated herein by reference.

Director Compensation

For 2010, the annual retainer for Board services and retainers for service as chairperson of Board committees will be paid 100% in cash instead of 50% in cash and 50% in shares of Company common stock. In addition, the annual grant of restricted share units of Company common stock will be delayed until December 31, 2010.

Officer Changes

The Company has made the following officer changes, effective July 1, 2010:

•

Paul F. Liljegren was re-appointed Vice President, Controller and Chief Accounting Officer of the Company, a position he held with the Company from September 2005 through October 2009, while retaining his Vice President – Investor Relations title;

•

Phil J. Gaines, formerly Chief Accounting Officer of the Company, will focus his attention on his other finance duties with the Company, including Senior Vice President – Finance of the Company and Senior Vice President and Chief Financial Officer of YRC Inc. and YRC Enterprise Services, Inc.; and

•	Daniel L. Olivier, formerly Vice President – Finance of USF Holland Inc., a wholly-owned subsidiary of the Company, was appointed acting Vice President and Treasurer of the Company.

Messrs. Liljegren, Gaines and Olivier will report to Sheila K. Taylor, the Company’s Executive Vice President and Chief Financial Officer. Mr. Liljegren, age 55, was Vice President – Investor Relations and Treasurer of the Company since October 2009. Prior to that, Mr. Liljegren was Vice President, Controller and Chief Accounting Officer of the Company from September 2005 to October 2009; Interim Chief Financial Officer of the Company from August 2008 to October 2008; and Vice President, Risk and Assurance of the Company from 2004 to 2005.

2004 Long-Term Incentive and Equity Award Plan

At the annual meeting of stockholders of the Company held on June 29, 2010, the Company’s stockholders (i) approved an amendment to the Company’s 2004 Long-Term Incentive and Equity Award Plan (the “Plan”) to increase the number of shares of Company common stock available for awards under the Plan by 67,430,000 shares and (ii) re-approved the Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

In addition to the Plan amendments approved by the stockholders, the Board approved certain other amendments to the Plan that were not subject to stockholder approval, including amendments regarding the limit on the number shares that may be issued upon the exercise of incentive stock options and the limit on the number of shares that may be granted to an individual in a calendar year.

A copy of the Plan, as amended, is included with this Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the terms and provisions of the Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 29, 2010. At the meeting, the following matters were voted on by the stockholders:

Each of the nominees was elected to the Board of Directors.

Nominees	For	Against	Abstain	Broker Non-Votes
Eugene I. Davis	217,664,088	121,302,199	5,124,225	408,606,914
Dennis E. Foster	314,136,168	28,927,347	1,026,997	408,606,914
Marnie S. Gordon	333,464,812	9,527,938	1,097,762	408,606,914
Beverly K. Goulet	333,534,741	9,430,975	1,124,796	408,606,914
Mark E. Holliday	333,352,292	9,797,398	940,822	408,606,914
John A. Lamar	333,341,696	9,736,183	1,012,633	408,606,914
William L. Trubeck	333,024,910	10,060,213	1,005,389	408,606,914
Carl W. Vogt	313,674,944	29,140,832	1,274,736	408,606,914
William D. Zollars	321,640,913	21,593,815	855,784	408,606,914

The YRC Worldwide Inc. Second Union Employee Option Plan was approved.

For	Against	Abstain	Broker Non-Votes
207,193,209	135,784,418	1,112,885	408,606,914

The amendment to the YRC Worldwide Inc. 2004 Long-Term Incentive and Equity Award Plan and re-approval of such plan pursuant to section 162(m) of the Internal Revenue Code of 1986, as amended, was approved.

For	Against	Abstain	Broker Non-Votes
195,199,063	147,303,533	1,587,916	408,606,914

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010 was ratified.

For	Against	Abstain
739,296,720	10,256,641	3,144,065

Item 7.01 Regulation FD Disclosure.

The Company disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2010 (the “Prior 8-K”) that it has entered into a definitive agreement to sell a portion of its YRC Logistics business in North America, Latin America, Europe and Asia (the “Logistics Business”). The Company previously announced in November 2009 the sale of its U.S. dedicated contract carriage business to Greatwide Dedicated Transport, LLC, an affiliate of Greatwide Logistics Services, LLC, for $34 million in cash and the assumption of certain liabilities. The Company is retaining all of its China-based operations and it will continue to operate its domestic freight forwarding business through its YRC National Transportation segment.

In connection with the sale of the Logistics Business, the Company will no longer offer flow through and pool distribution services, effective June 30, 2010. The Company estimates that it will incur approximately $9-11 million of one-time shutdown costs, which consist primarily of lease terminations, severance and asset write downs, including approximately $5-7 million in cash charges. These charges are expected to be recognized in the second quarter of 2010 and the non-cash portion of the charges will be added back to net income to determine consolidated EBITDA for purposes of the Company’s credit agreement.

The Company still believes that it will generate positive adjusted EBITDA in the second quarter, inclusive of the shutdown costs.

Adjusted EBITDA is a non-GAAP measure that reflects the Company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees and other items as defined in the Company’s credit agreement. “Adjusted EBITDA” is used for internal management purposes as a financial measure that reflects the Company’s core operating performance. In addition, adjusted EBITDA is used by management to measure compliance with financial covenants in the Company’s credit agreement. However, this financial measure should not be construed as a better measurement than operating income or earnings per share, as defined by generally accepted accounting principles.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimates,” “will” and similar expressions are intended to identify forward-looking statements. It is important to note that the Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (among others) our ability to generate sufficient cash flows and liquidity to fund operations, which raises substantial doubt about our ability to continue as a going concern, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the Company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation) the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the Company’s reports filed with the SEC.

The Company’s expectations regarding the one-time shutdown costs related to its flow through and pool distribution services business are only its expectations regarding these matters. The actual shutdown costs could differ based on a number of factors including (among others) the accuracy of our estimates regarding the fair market value of assets, our ability to enter into, and the terms of subleases and lease termination agreements for leased properties, our ability to enter into agreements to sell owned assets and our ability to identify all costs related to the shutdown of the flow through and pool distribution services business.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	YRC Worldwide Inc. 2004 Long-Term Incentive and Equity Award Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: June 29, 2010	By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	YRC Worldwide Inc. 2004 Long-Term Incentive and Equity Award Plan